UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 14, 2014

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deferred Vesting of Equity Awards

On January 14, 2014, the Board of Directors (the “Partnership Board”) of Crosstex Energy GP, LLC, the general partner of Crosstex Energy, L.P. (the “Partnership”), and the Board of Directors (the “Corporation Board”) of Crosstex Energy, Inc. (the “Corporation” and, together with the Partnership, the “Crosstex Companies”), upon the recommendation of their respective compensation committees, authorized the Crosstex Companies to approach certain employees of the Crosstex Companies, including Messrs. William W. Davis and Stan Golemon (each of whom is a named executive officer), to propose that they waive their right to accelerated vesting with respect to 50% of their currently unvested equity awards (the “Waiver Awards”) granted under the Crosstex Energy GP, LLC Long-Term Incentive Plan, as amended and restated on May 9, 2013 (the “GP LTIP”), and the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, as amended and restated on May 9, 2013 (the “Corporation LTIP”).  Eligible employees who agree to the waiver are referred to herein as “Electing Employees.”

The Crosstex Companies’ proposal regarding the Waiver Awards was made pursuant to the terms of (i) the Agreement and Plan of Merger, dated as of October 21, 2013 (the “Merger Agreement”), by and among the Corporation, EnLink Midstream, LLC, a new holding company (formerly known as New Public Rangers, L.L.C.) (“EnLink Midstream”), Devon Energy Corporation (“Devon”) and certain other wholly-owned subsidiaries of Devon, pursuant to which, among other things, a wholly-owned subsidiary of EnLink Midstream will merge with and into the Corporation, with the Corporation surviving as a wholly-owned subsidiary of EnLink Midstream (the “Crosstex merger”), and (ii) the Contribution Agreement, dated as of October 21, 2013 (the “Contribution Agreement”), by and among the Partnership, Devon and certain of their wholly-owned subsidiaries.

Each Electing Employee’s Waiver Awards will be amended, effective immediately prior to the closing (the “Closing”) of the Crosstex merger to provide that such awards will not vest at such time but will vest on the second anniversary of the Closing.  Upon vesting, the Waiver Awards will entitle the Electing Employee to (i) the number of Partnership common units equal to the number of Partnership common units subject to such Waiver Awards and/or (ii) the number of EnLink Midstream common units equal to the number of shares of the Corporation’s common stock (the “Common Stock”) subject to the Waiver Awards, as applicable.

Pursuant to the Merger Agreement and the Contribution Agreement, and in accordance with the change in control provisions of the Corporation LTIP and the GP LTIP, the remaining 50% of the unvested equity awards in the Crosstex Companies held by each Electing Employee will vest immediately prior to the Closing.

As consideration for agreeing to waive the right to accelerated vesting with respect to the Waiver Awards, each Electing Employee will receive (i) a new restricted incentive units award under the GP LTIP for a number of Partnership common units equal to 50% of the Partnership common units subject to the applicable Waiver Awards (rounded up, as necessary, to the nearest whole number of Partnership common units) and (ii) a new restricted incentive units award under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, which is expected to be adopted by the Board of Directors of the manager of EnLink Midstream and approved by the unitholder of EnLink Midstream prior to the Closing, for a number of EnLink Midstream common units equal to (1) 50% of the shares of Common Stock subject to the applicable Waiver Awards plus (2) an amount of EnLink Midstream common units to be determined by dividing (x) the product of the per share cash consideration to be paid to the Corporation’s stockholders pursuant to the Crosstex merger (which consideration will be equal to $100,000,000 divided by the number of shares of Common Stock issued and outstanding immediately prior to the Closing) and the number of shares of Common Stock subject to the applicable Waiver Awards by (y) the closing price of the EnLink Midstream common units on the first day of trading following the Closing (in each case rounded up, as necessary, to the nearest whole number of EnLink Midstream common units) (collectively, the “New Awards”).  The New Awards will be awarded following the Closing and will vest on the second anniversary of the Closing (unless a qualifying termination (as defined in the applicable award agreement) occurs during such two-year period).  Eligible employees must elect whether to agree to the terms of the waiver no later than January 31, 2014.

Messrs. Barry E. Davis, Michael J. Garberding and Joe A. Davis, each of whom is a named executive officer, previously agreed to waive the right to accelerated vesting with respect to their awards under the GP LTIP and the Corporation LTIP.  The following are the approximate, current cash values of the equity awards that Messrs. Barry E. Davis, Michael J. Garberding and Joe A. Davis waived, respectively: $6,867,993; $5,214,979; and $3,047,359.  These values assume a price per common unit of the Partnership equal to $26.55 and a price per share of common stock of the Corporation equal to $32.49, each of which is the average closing price per common unit or share of common stock, as applicable, over the five business days following the public announcement of the transactions with Devon.   These individuals will not receive the waiver consideration to be provided to Electing Employees described above. Instead, on January 14, 2014, the Partnership Board and the Corporation Board, upon the recommendation of their respective compensation committees, approved and authorized the Crosstex Companies to fund a cash bonus pool to provide cash awards to Messrs. Barry E. Davis, Joe A. Davis and Michael J. Garberding as consideration for such waivers. The aggregate amount to be awarded pursuant to this bonus pool is approximately $600,000 and will be allocated among these individuals prior to the Closing. Allocations of any bonus amounts to Mr. Barry E. Davis will be made by the compensation committees, and allocations to Messrs. Michael J. Garberding and Joe A. Davis will be subject to the review and approval of the compensation committees and the Partnership Board and the Corporation Board, as applicable.  Any such cash bonus awards will be contingent upon the Closing.

Transaction Bonus Plan

Also on January 14, 2014, the Partnership Board, upon the recommendation of its compensation committee, approved and authorized the Partnership to fund a cash bonus plan in an aggregate amount of up to $10.0 million (the “Transaction Bonus Plan”) to reward a broad base of employees, including the named executive officers of the Crosstex Companies, for the transactions with Devon.  Any awards made under the Transaction Bonus Plan will be contingent upon the Closing.  The final amount of the Transaction Bonus Plan will be determined prior to the Closing and then will be allocated among such employees.  Allocations of any bonus amounts to Mr. Barry E. Davis under the Transaction Bonus Plan will be made by the compensation committee of the Partnership Board, and allocations to the other named executive officers will be subject to the review and approval of the compensation committee of the Partnership Board and the Partnership Board.

Item 8.01.                                        Other Events.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Important Additional Information

This communication contains information about the proposed merger involving a Devon entity and the Corporation. In connection with the proposed merger, EnLink Midstream has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a proxy statement/prospectus for the Corporation’s stockholders.  The Corporation will mail the final proxy statement/prospectus to its stockholders. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents (when they become available), and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement/prospectus from the Corporation by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Participants in the Solicitation

Devon, the Crosstex Companies and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Corporation in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Corporation in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC.  Information regarding the Corporation’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.  Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

Forward Looking Statements

This communication contains forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Devon’s and the Crosstex Companies’ management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Devon’s, the Crosstex Companies’ or the new company’s financial condition, results of operations and cash flows include, without limitation, (a) failure to consummate the transactions due to unsatisfied closing conditions with respect the transactions or failure to obtain regulatory approval for the transactions, (b) the risk that the new company will not be integrated successfully or that such integration will take longer than anticipated, (c) the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe, (d) fluctuations in oil, natural gas and NGL prices, (e) the extent and success of drilling efforts, as well as the extent and quality of hydrocarbon volumes produced within proximity of our assets, (f) failure or delays by customers in achieving expected productions in their projects, (g) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (h) actions or inactions to or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers, (i) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (j) changes in the availability and cost of capital, (k) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (l) timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule, (m) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements, (n) the effects of existing and future litigation and (o) risks related to our substantial indebtedness, as well as other factors disclosed in Devon’s and the Crosstex Companies’ filings with the SEC. You should read Devon’s and the Crosstex Companies’ filings with the SEC, including their respective Annual Reports on Form 10-K for the year ended December 31, 2012 and their Quarterly Reports for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and other filings made with the SEC. Neither Devon nor Crosstex assumes any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, LLC, its General Partner

Date: January 17, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer